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                                                                     EXHIBIT 5.1


ANDREWS KURTH LLP
Attorneys                                                 600 Travis, Suite 4200
                                                          Houston, Texas 77002
                                                          713.220.4200 Phone
                                                          713.220.4285 Fax
                                                          andrewskurth.com



                                October 7, 2003


Board of Directors
The Houston Exploration Company
1100 Louisiana Street, Suite 2000
Houston, Texas  77002


Ladies and Gentlemen:

            We have acted as special counsel for The Houston Exploration Company, a Delaware corporation (the "Company"), with respect to the preparation of the Registration Statement on Form S-4 (Reg. No. 333-106836) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of $175,000,000 aggregate principal amount of 7% Senior Subordinated Notes due 2013 (the "Exchange Notes") to be offered by the Company in exchange (the "Exchange Offer") for a like principal amount of its issued and outstanding 7% Senior Subordinated Notes due 2013 (the "Outstanding Notes"). The Outstanding Notes and the Exchange Notes are collectively referred to herein as the "Notes." The Outstanding Notes were issued, and the Exchange Notes will be issued, under an Indenture dated June 10, 2003 among the Company and The Bank of New York, as Trustee (the "Indenture"). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is an exhibit.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, (iv) the conformity to the authentic originals of all documents supplied to us as certified or reproduced or faxed copies, and (v) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

            In conducting our examination of the documents referred to above, we have assumed that the parties to such documents, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents, other than the Company, and that, to the extent such



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Board of Directors
October 7, 2003
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documents purport to constitute agreements, such documents constitute legal, valid and binding obligations of such parties.

            Based on the foregoing, we are of the opinion that when the Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Outstanding Notes in accordance with the provisions of the Indenture, such Exchange Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms under the laws of the State of New York.

            Our opinion in the preceding paragraph is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

            The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the Delaware General Corporation Law and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                    Very truly yours,

                                    /s/ Andrews Kurth LLP